UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 24, 2010
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     On May 24, 2010, Mercantile Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders for the purposes of (1) electing the nine directors of the Company, (2) approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, and (3) considering and acting upon ratification of the selection of the accounting firm of BKD, LLP as the independent auditors of the Company for the year ending December 31, 2010.
     The stockholders elected the following individuals to serve as directors of the Company until the 2011 Annual Meeting of the Stockholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

	For	Withheld
Ted T. Awerkamp	5,558,883	117,161
Julie A. Brink	5,369,117	306,927
Michael J. Foster	5,544,194	131,850
Alexander J. House	5,502,968	173,076
Lee R. Keith	5,358,723	317,321
William G. Keller, Jr.	5,583,338	92,706
Dennis M. Prock	5,582,838	93,206
John R. Spake	5,366,511	309,533
James W. Tracy	5,578,906	97,138
     The stockholders approved a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock of the Company from 14 million to 30 million by the following vote: 5,293,730 for; 355,108 withheld; and 27,206 abstentions and broker non-votes.
     The stockholders ratified the selection of BKD, LLP as the Company’s auditors for the year ending December 31, 2010 by the following vote: 5,582,691 for; 40,159 withheld; and 53,194 abstentions and broker non-votes.

Item 8.01 Other Matters
     Mercantile Bancorp, Inc. (the “Company”) announced in a press release dated May 26, 2010 the results of its annual meeting as outlined in Item 5.07 above. The press release is included herewith as Exhibit 99.1.
Item 9.01 Financial Statements And Exhibits
Exhibit

Number	Description

99.1	Press Release issued by Mercantile Bancorp, Inc. dated May 26, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
Name:	Ted T. Awerkamp
Title:	President and Chief Executive Officer

Date: May 26, 2010

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